John Hancock Advisers, LLC
601 Congress Street

Boston, MA 02210

As of September 16, 2015

To the Trustees of:

John Hancock Funds III

601 Congress Street

Boston, MA 02210

Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Advisory Agreement dated January 1, 2014, as amended, entered into by and between John Hancock Advisers, LLC (the “Adviser”) and John Hancock Funds III (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A and B.

2. The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix C hereto.

3. We understand and intend that the Trust rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By: /s/ Jeffrey H. Long

Name: Jeffrey H. Long

Title: Chief Financial Officer

ACCEPTED BY:

JOHN HANCOCK FUNDS III

By: /s/ Charles A. Rizzo

Name: Charles A. Rizzo

Title: Chief Financial Officer

APPENDIX A

Class Specific Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to waive and/or reimburse all class specific expenses for the share classes of the Fund listed in the table below, including transfer agency fees and service fees, and other class specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class R6	Expiration Date of Expense Limit
Core High Yield	0.00%	June 30, 2016
Disciplined Value Fund	0.00%	June 30, 2016
Global Shareholder Yield Fund	0.00%	June 30, 2016
International Core Fund	0.00%	June 30, 2016
International Growth Fund	0.00%	June 30, 2017
International Value Equity Fund	0.00%	June 30, 2016
Select Growth Fund	0.00%	June 30, 2016
Small Company Fund	0.00%	June 30, 2016
Strategic Growth Fund	0.00%	June 30, 2016

A-1

APPENDIX B

Total Fund Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; and (vi) short dividend expense.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser agrees to make payment to a specific class of shares of a Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6	Expiration Date of Expense Limit (except as otherwise noted)
Core High Yield Fund	N/A	N/A	N/A	N/A	1.32%	N/A	1.07%	N/A	0.87%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2016
Disciplined Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.85%	N/A	N/A	N/A	N/A	N/A	6/30/2016
Global Shareholder Yield Fund	N/A	N/A	N/A	N/A	1.47%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2016
International Core Fund	1.38%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.08%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2016
International Growth Fund	1.35%	2.05%	2.05%	N/A	1.45%	N/A	1.20%	N/A	1.05%	N/A	N/A	N/A	1.15% (expires 6/30/16)	N/A	N/A	6/30/2017
International Value Equity Fund	N/A	N/A	2.35%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2016

B-1

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6	Expiration Date of Expense Limit (except as otherwise noted)
Select Growth Fund	1.20%	2.05%	N/A	1.70%	1.45%	1.60%	1.20%	1.00%	0.95%	N/A	1.25%	1.14%	N/A	N/A	N/A	6/30/2016
Small Company Fund	1.43%	N/A	N/A	1.80%	1.55%	1.70%	1.30%	1.10%	1.13%	N/A	N/A	1.34%	N/A	N/A	N/A	6/30/2016
Strategic Growth Fund	N/A	N/A	2.05%	N/A	1.43%	N/A	1.18%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2016

B-2

APPENDIX C

Class Level Voluntary Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; and (vi) short dividend expense.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes										Expiration Date of Expense Limit*
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Core High Yield Fund	N/A	N/A	N/A	N/A	N/A	1.21%	N/A	1.06%	N/A	N/A
Global Shareholder Yield Fund	N/A	N/A	N/A	N/A	N/A	1.38%	N/A	N/A	N/A	N/A
International Value Equity	N/A	N/A	2.11%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Select Growth Fund	N/A	N/A	N/A	N/A	1.64%	1.39%	1.54%	1.19%	0.94%	N/A
Strategic Growth Fund	N/A	N/A	1.85%	N/A	N/A	1.24%	N/A	1.09%	N/A	N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

C-1